Exhibit 34 a)

[Ernst & Young logo]

Earnst & Young LLP
Suite 3300
Phone: (720) 931-4000
370 17
th
Street Fax: (720) 931-4444
Denver, Colorado 80202-5663
Report of Independent Registered Public Accounting Firm
Regulation AB Item 1122 Master Servicing Platform
Board of Directors
Aurora Loan Services LLC
We have examined management's assertion, included in the accompanying Certification Regarding
Compliance with Applicable Servicing Criteria (the "Management Certification"), that Aurora Loan Services
LLC (the "Company"), a wholly-owned subsidiary of Lehman Brothers Bank FSB, complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the
residential mortgage loan master servicing compliance platform (the "Regulation AB Item 1122 Master
Servicing Platform"), as defined in the Management Certification, as of and for the year ended December 31,
2006, except for criteria 1122(d)(1)(ii), 1122(d)(l)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(i)(C),
1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iv) through 1122(d)(4)(xiii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by them with respect to the Regulation AB Item
1122 Master Servicing Platform covered by this report. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United
States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Regulation AB Item 1122 Master Servicing Platform, testing of less than all of the servicing activities related to the Regulation AB Item 1122 Master Servicing Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 for the Regulation AB 1122 Master Servicing
Platform is fairly stated, in all material respects.

/s/ Ernst & Young LLP
March 13, 2007

Exhibit 34 b)

[ERNST& YOUNG LOGO]
ERNST& YOUNG LLP Phone: (720) 9314000
Suite 3000
Fax: (720) 931-4444
370 17th Street
Denver, Colorado 80202-5663
Report of Independent Registered Public Accounting Firm
Regulation AB Item 1122 Servicing Platform
Board of Directors
Aurora Loan Services LLC

We have examined management's assertion, included in the accompanying Certification Regarding Compliance with Applicable Servicing Criteria (the "Management Certification"), that Aurora Loan Services LLC (the
"Company"), a wholly -owned subsidiary of Lehman Brothers Bank, FSB, complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the residential mortgage loan servicing compliance platform (the "Regulation AB Item 1122 Servicing Platform"), as defined in the
Management Certification, as of and for the year ended December 31, 2006, except for criteria 1122(d)(1)(iii), 1
122(d)(3)(i)(C), 1 122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by them with respect to the Regulation AB Item 1122 Servicing Platform covered by this report. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of
Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and,
accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Regulation AB Item 1122 Servicing Platform, testing of less than all of the servicing activities related to the
Regulation AB Item 1122 Servicing Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria and as permitted by the
Interpretation 17.06 of the Securities and Exchange Commission Division of Corporation Finance Manual of
Publicly Available Telephone Interpretations ("Interpretation 17.06"). Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

As described in management's assertion, for servicing criteria 1 122(d)(2)(i), 1 122(d)(4)(iv), 1 122(d)(4)(vii), 1
122(d)(4)(xi) and 1 122(d)(4)(xii), the Company has engaged various vendors to perform certain activities required by these servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Interpretation 17.06. As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria, including servicing criteria 1 122(d)(2)(i), 1 122(d)(4)(iv),
1 122(d)(4)(vii), 1122 (d)(4)(xi) and 1 122(d)(4)(xii) for which compliance is determined based on
Interpretation 17.06 as described above, as of and for the year ended December 31, 2006 for the Regulation AB
1122 Servicing Platform, is fairly stated, in all material respects.
/s/ ERNST& YOUNG LLP

March 13, 2007

Exhibit 34 c)

[HEIN & ASSOCIATES LLP LOGO]
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Clayton Fixed Income Services
Denver, Colorado
We have examined management's assertion, included in the accompanying Certification Regarding Compliance with Applicable Serving Criteria Report ("Management's Report"), that Clayton Fixed Income Services ("CFIS")
complied with the following list of specified requirements pursuant to agreements with certain Trusts identified below. The transactions covered by this report include mortgage-backed securities transactions (each, a "Trust") for which CFIS acted as credit risk manager (the "Platform"), including: FFMLT 2006-FFB; SAIL 2006-2; SAIL 2006-
4; SAIL 2006-BNC1; SAIL 2005-BNC2; SASCO 2006-AM1; SASCO 2006-BCI; SASCO 2006-BC6; SASCO
2006-S1; SASCO 2006-S2; SASCO 2006-S3; SASCO 2006-S4; BNC 2006-2; AND FFMLT 2006-FFA.

Clayton shall have prepared and made available on or about the 15 calendar day of each month the following reports (the "Reports"):
(i)
The Watchlist Report including a listing of mortgage loans in any delinquency status, including current and paid off loans, and any additional comments by Clayton.
(ii)
The Loss Severity Report providing a compilation and summary of all losses, indicating the loan loss severity for each mortgage pool.
(iii)
The Mortgage Insurance Claims Report providing a summary of claims submitted to the PMI
Insurer by the servicers, claim payment and denial information, and penalties accessed.
(iv)
The Prepayment Premiums Report indicating prepayment premiums accessed or waived by each servicer.
(v)
The Analytics Report including statistical and/or graphical portrayals of:
(A) The delinquency trend
(B) Prepayment analysis, and
(C) The standard default assumptions
We have not examined any of the underlying information contained within the Reports, and as such, express no opinion related to the underlying information contained within the Reports.

Management is responsible for Clayton Fixed Income Services' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about Clayton Fixed Income Services' compliance based on our examination.

717 17th Street, 16th Floor
Denver, Colorado 80202-3323
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com
Clayton Fixed Income Services

Our examination was conducted in accordance with the attestation standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about Clayton Fixed
Income Services' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Clayton Fixed Income Services' compliance with specified requirements.
In our opinion, except for items observed in the Management Report, management's assertion that
Clayton Fixed Income Services complied with the aforementioned requirements during the period from
January 1, 2006 to December 31, 2006 is fairly stated, in all material respects.
We have not examined any of the other assertions included in management's report and, accordingly, express no opinion on assertions not specifically identified above.
By: /s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
March 15, 2007

Exhibit 34 d)
PriceWaterhouseCoopers
PriceWaterhouseCoopers
Suite 1800
2001 Ross Ave.
Dallas, TX 75201-2997
Telephone: 214-999-1400
Facsimile: 214-754-7991
www.pwc.com

Report of Independcnt Registered Public Accounting Firm
To the Board of Directors of The First American Corporation:

We have examined First American Real Estate Solutions of Texas, L.P.'s (the `Company" and an indirect subsidiary of The First American Corporation), compliance with the servicing criteria set forth in Item I1(d) of the Securities and Exchange Commissions Regulation AB for an loans for residential mortgage loan outsourcing customers for which the Company salved as the residential tax service provider (the Platform) described In the accompanying
Report on 4ssessment or Compliance, as of December 3l, 2006 and for the year then ended, excluding criteria
1122(d)(l)(1-(iii), 1122(d)(2i)-{iv), 1122(d)(3)(i-iv), ll22(d)(4)(I)-(x) and 1122(d)(4)(x)-(xv), which the Company has determined are not applicable to the servicing activities performed by It with respect to the Platform.
Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion On the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board
(United Stales) and accordingly, included examining, on a fest basis, evidence about The Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that nay have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

Our examination disclosed The following material instance of noncompliance with the servicing criteria set forth in item 1122(d)(2)(vii)(B) of Regulation AB applicable to the company during year ended December 31, 2006.
Account reconciliations for all asset-backed securities related bank accounts were not prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified In the transaction agreements as required by item 1122(d)(2)(vii)(B) of Regulation AB.

In our opinion except for the material Instance of noncompliance described In the preceding paragraph, First
American Real Estate Solutions of Texas, LP. complied with the aforementioned applicable servicing criteria as of and for the year ended Oecemberal,2006 for all loans for residential mortgage loan outsourcing customers for which the Company served as the residential tax service provider, in all material respects.

/s/ PriceWaterhouseCoopers
February 28,2007

Exhibit 34 e)

PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
300 Madison Avenue
New York NY 10017
Telephone (846) 471-3000
www.pwc.com
Report of Independent Registered Public Accounting Firm
To the Board of Directors of Residential Capital, LLC:
We have examined management's assertion, included in the accompanying Managements Assertion Concerning
Compliance with Regulation AS Item 1122 Servicing Criteria, that GMAC Mortgage, LLC (the "Company", a subsidiary of Residential Capital, LLC, complied with the servicing criteria set forth in Item 1122(d) of the
Securities and Exchange Commission's Regulation AB for the GMACM Private Platform (the "Platform"). as of
and for the year then ended December 31. 2006. excluding criteria 1122(d)(1)(iii); 1122(d)(2)(iv); 1122(d)(3)(i)(ii);
and 1122(d)(4)(i),(ii), which the Company has determined are not applicable to the servicing activities performed by it with respect to the Platform. Appendix A to management's assertion identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the
Company's compliance with the servicing criteria. Our responsibility is to express an opinion on managements assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board
(United States) and, accordingly, including examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary In the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the app1icable servicing criteria, Our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, managements assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006, for the GMACM Private Platform is fairly stated, in all material respects
/s/ PricewaterhouseCoopers LLP

New York, New York
March 6, 2007

Exhibit 34 f)
Report of Independent Registered Public Accounting Firm

We have examined management's assertion, included in the accompanying Management's Assertion on Compliance with Item 1122 Criteria, that LaSalle Bank National Association ("LBNA" or "the Company"), a wholly owned subsidiary of LaSalle Bank Corporation, complied with the servicing criteria set forth in Item 1122 (d) of the
Securities and Exchange Commission's Regulation AB for all new Asset Backed Securities, Commercial Mortgage
Backed Securities and Residential Mortgage Backed Securities securitization trust transactions subsequent to
January 1, 2006, to the extent subject to Regulation AB for which LBNA is trustee ("the Platform"), as of and for the year ended December 31, 2006, except for those criteria which the Company has determined are not applicable to the activities performed by them with respect to the Platform covered by this report. See Exhibit A of management's assertion for a list of servicing criteria determined by the Company to be applicable to the activities performed by them with respect to the Platform. As indicated in the Management's Assertion on Compliance with
Item 1122 Criteria, management's assertion for servicing criteria 1122(d)(3)(i)(A) and (B) covers only the information in reports to investors that is specifically required by the respective transaction agreements, and not to any additional information included in reports to investors that is not required by the respective transaction agreements. Management is responsible for the Company's compliance with the servicing criteria listed in Exhibit
A. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board
(United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual mortgage transactions and securities that comprise the platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006 for the Platform, is fairly stated, in all material respects.

/s/ Ernst & Young LLP

February 28, 2007

Exhibit 34 g)

[KPMG LOGO]
KPMG LLP
Suite 2000
355 South Grand Avenue
Los Angeles, CA 90071-1568
Report of Independent Registered Public Accounting Firm
The Board of Directors
Newport Management Corporation:

We have examined management's assessment, included in the accompanying Assessment of Compliance with
Applicable Servicing Criteria, that Newport Management Corporation (the Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for pools of loans, underlying publicly issued residential mortgage-backed securities that were issued on or after January 1, 2006 by
Aurora Loan Services, LLC, on which escrow payments were disbursed in 2006 (the Platform), specifically Item 1
122(d)(4)(xi), only as it relates to: (1) processing the obligor's hazard insurance information the Company receives;
(2) providing Aurora Loan Services, LLC with the applicable hazard insurance effective date, payment amount, and payee (collectively, Insurance Information); (3) providing the Insurance Information to Aurora Loan Services, LLC
no later than 5 days prior to the applicable expiration date as indicated in the Insurance Information; and (4)
disbursing escrowed insurance payments to insurance carriers on or before the applicable expiration date, as of and for the year ended December 31, 2006. The Company has determined that no other servicing criteria are applicable to the activities it performs with respect to the Platform. Schedule A to the Assessment of Compliance with
Applicable Servicing Criteria lists the individual loans identified by management as constituting the Platform.
Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assessment about the Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight
Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the
Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the
Company's compliance with the servicing criteria.
In our opinion, management's assessment that the Company complied with the aforementioned servicing criterion as of and for the year ended December 31, 2006 is fairly stated, in all material respects.
/s/ KPMG LLP
Los Angeles, California
February 28, 2007

Exhibit 34 h)

[Ernst & Young LLP LOGO]
Ernst & Young LLP Phone: (612) 343-1000
2 South Sixth Street, Ste. 1400 www.ey.com
Minneapolis, MN 55402-4509
Report of Independent Registered Public Accounting Firm

We have examined management's assertion, included in the accompanying Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, that U.S. Bank National Association (the Company) complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the
Corporate Trust Asset Backed Securities platform (the Platform) as of and for the year ended December 31, 2006, except for criteria 1122 (d)(1)(iii) and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report.
Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board
(United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006, for the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007
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